THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES OR (II) SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


                            IMX PHARMACEUTICALS, INC.

                    WARRANT TO PURCHASE 675,000 COMMON SHARES

                                                      Void after October 1, 2006

         THIS CERTIFIES THAT, for value received, Cater Barnard PLC, an English company (the "Holder"), is entitled to subscribe for and purchase from IMX Pharmaceuticals, Inc., a Utah corporation (the "Company"), an aggregate of SIX HUNDRED SEVENTY-FIVE THOUSAND (675,000) shares (as adjusted pursuant to Section 3 hereof) of fully paid and nonassessable shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company, at the price per share of $4.00 set forth below (as adjusted pursuant to Section 3 hereof) (the "Exercise Price"), and subject to the provisions and upon the terms and conditions hereinafter set forth.

         1.       Exercise; Payment.

                  (a) Time of Exercise; Expiration. This Warrant is immediately exercisable. This Warrant shall expire at, and shall no longer be exercisable after, 5:00 p.m., New York local time, on October 1, 2006.

                  (b) Exercise. The purchase rights represented by this Warrant may be exercised by the
Holder, at any time, in whole, or from time to time, in part, as follows:

                      (i) Cash Exercise. The Holder may exercise this Warrant by surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal offices of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, or by wire transfer, of an amount equal to the aggregate Exercise Price of the Shares being purchased (such method of exercise being hereinafter referred to as a "Cash Exercise").

                      (ii) Net Issue Exercise. In lieu of a Cash Exercise, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company, in which event the Company shall issue to the Holder a number of the Company's shares of Common Stock computed using the following formula:

                  X = Y (A-B)
                      -------
                         A

         Where    X    =   the number of shares of Common Stock to be issued to
                           the Holder.

                  Y        = the number of Shares purchasable
                             under this Warrant (or such lesser
                             number specified by the Holder at
                             the time of exercise).

                  A        = the Fair Market Value of one share of the Company's
                             Common Stock.

                  B        = the Exercise Price (as adjusted to the date of
                             such calculation).

                      (iii) Fair Market Value. For purposes of this Section 1(b)(ii), the Fair Market Value of the shares of the Company's Common Stock shall mean the average closing price of the Common Stock over the period of thirty (30) consecutive trading days ending on the trading day immediately preceding the date of exercise, or if the Common Stock is not traded on a securities exchange or through the over-the-counter market during such period, the price reasonably determined by the Board of Directors of the Company based on their knowledge of the value of the Company and, if requested by any member of the Board of Directors (or by a committee thereof) or the Holder, the advice of a third party financial advisor that has experience in providing valuation of companies similar to the Company.

                  (c) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant of identical terms and provisions as those hereof, representing the remaining Shares with respect to which this Warrant may be exercised, shall also be issued to the Holder within such time.

         2. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and, in the event of a Cash Exercise, receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

         3. Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) If at any time prior to the exercise of this Warrant in full, the Company shall (i) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide, reclassify or recapitalize outstanding Common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the number and kind of Shares and the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Holder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such event, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, or the effective date, in the case of a subdivision, combination, recapitalization, to allow the purchase of such aggregate number and kind of shares; provided, however, that the provisions of this Section 3(a) shall not apply to any grants or issuances under any stock option plan of the Company.

                  (b) If at any time prior to the exercise of this Warrant in full, the Company shall fix a record date for the issuance or making a distribution to all holders of Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a combination, reclassification or recapitalization referred to in Section 3(a), regular cash dividends or cash distributions paid out of net profits legally available therefor and in the ordinary course of business and warrants, options, subscription or purchase rights with respect to shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities) (any such non-excluded event being herein called a "Special Dividend"), the Exercise Price shall be decreased immediately after the record date for such Special Dividend by the market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock or of such subscription rights, options or warrants applicable to one share of Common Stock. Any adjustment required by this paragraph 3(b) shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that was in effect immediately prior to such record date.

                  (c) If at any time prior to the exercise of this Warrant in full, the Company shall make a distribution to all holders of Common Stock of the common stock of a subsidiary of the Company or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price and the number of Shares purchasable upon the exercise of this Warrant, the Holder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which the Holder would have been entitled if the Holder had exercised this Warrant in full immediately prior thereto, all subject to further adjustment as provided in this Section 3, and the Company shall reserve, for the life of this Warrant, such securities of such subsidiary.

                  (d) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this Section 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 3 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

                  (e) In the event that at any time, as a result of any adjustment made pursuant to Section 3(a), the Holder thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 3(a) or this Section 3(e).

         4. Notices of Adjustment. Whenever there is, pursuant to Section 3 hereof, any adjustment in the number and kind of Shares purchasable hereunder or any adjustment of the Exercise Price therefor, the Company shall prepare and deliver forthwith to the Holder a certificate signed by its President, and by any Vice President, Treasurer or Secretary, setting forth the adjusted number and kind of stock, securities or assets, as the case may be, purchasable upon the exercise of this Warrant and the Exercise Price therefor, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

         5. Preservation of Purchase Rights in Certain Transactions. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall execute, or shall cause any successor or purchasing corporation to execute, with the Holder an agreement granting the Holder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which they would have owned or have been entitled to receive, after the happening of such reclassification, change, consolidation, merger, sale or conveyance, had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 5 shall similarly apply to successive reclassification, capital reorganizations, consolidations, mergers, sales or conveyances.

         6. Form of Warrant After Adjustments. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of Shares, and a Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant, as initially issued.

         7. Notices of Certain Events. Upon (i) any proposed setting by the Company of a record date with respect to the holders of Common Stock (or such other capital stock or securities receivable upon the exercise of this Warrant) for the purpose of determining which of such holders are entitled to dividends or other distributions, or any right to subscribe for, purchase or otherwise acquire any Common Stock or any other securities or property, or to receive any other right; (ii) any proposed capital reorganization of the Company, reclassification or recapitalization of the Common Stock (or such other capital stock or securities receivable upon the exercise of this Warrant) or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other entity; or (iii) any proposed voluntary dissolution or winding up of the Company; then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which any such record is to be set for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution, or right; (B) the date as of which the holders of Shares shall be entitled to vote on any reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation or winding-up; (C) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place and the time, if any is to be fixed, as of which the holders of Common Stock (or such other capital stock or securities) shall be entitled to exchange their shares (or such other capital stock or securities) for securities or other property deliverable upon such event; or (D) the amount and character of any Shares or other securities, or rights or options with respect thereto, proposed to be issued or granted, the consideration to be received therefor and, in the case of rights or options, the exercise price thereof, and the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant will be offered or made. Any such notice shall be given as provided in Section 14 of this Warrant, if notice is required to be provided to shareholders of record of the Company of such events, at the time notice is provided to such shareholders, but in any event at least twenty (20) days prior to any record date or any other date herein specified and the Holder will be afforded the opportunity to exercise this Warrant upon the giving of such notice. The Company will provide to its registrar (the "Registrar") the name and mailing address of the Holder provided to it by the Holder in accordance with
Section 14 hereof, with instructions that such name and address be added to the list of the Company's shareholders of record and instructions that in every instance where notice is required to be provided to shareholders, notice shall be given to such Holder. Notices required to be provided hereunder shall be deemed to have been properly given when mailed by the Registrar to the Holder in accordance with the provisions of this Section 7.

         8. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. In lieu of such fractional Shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect and the Fair Market Value of the Shares (as defined in Section 1(b)(iii)).

         9. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrant."

         10. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder is deemed to be reasonably satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon the receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such Warrant, the Company will (at its expense, except for the cost of any lost security indemnity bond required which shall be paid for by the Holder) execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Warrant and dated the date of such lost, stolen, destroyed or mutilated Warrant.

         11. Restrictive Legend. This Warrant and any Warrant issued in substitution under Sections 9 or 10 hereof) and the Shares issuable upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

                  "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (I) there is an effective registration statement under such Act and such laws covering such securities or (II) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of such Act and such laws."

         12. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in Section 7, to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

         13. Compliance with Legal and Other Requirements. It shall be a condition to the Company's obligation to issue any Shares (or any other securities issuable hereunder) upon the exercise of this Warrant, that the Company be satisfied that such issuance is exempt from the registration requirements of the Securities Act of 1933, as amended, and of any applicable state securities laws. The Company may require the Holder to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of the Shares or other securities in compliance with applicable laws, rules and regulations, listing requirements, or other obligations.

         14. Notices. All notices and other communications that are required or may be given pursuant to this Warrant must be in writing and delivered personally against written receipt, by a recognized overnight delivery service, by telecopy or by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or such other address as any party may provide to the other party by notice in accordance with this Section 14):

if to the Holder, to:
---------------------

Cater Barnard Plc
Lloyd's Avenue House
6 Lloyd's Avenue
London EC3N 3AX

if to the Company, to:
----------------------

IMX Pharmaceuticals, Inc.
c/o Cater Barnard Plc
Lloyd's Avenue House
6 Lloyd's Avenue
London EC3N 3AX

in each case, with copies to:
-----------------------------

Law Offices of Mark Alan Siegel
2075 North West 52nd Street
Boca Raton, FL 33496

Howard Kenny
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178

Any such notice or other communication will be deemed to have been given (i) if personally delivered, when so delivered, against written receipt, (ii) if sent by a nationally recognized overnight delivery service which guarantees next day delivery, one (1) business day after being so sent, (iii) if given by telecopier, once such notice or other communication is transmitted to the facsimile number specified above and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter delivered in accordance with the provisions of clauses (i),
(ii) or (iv) hereof, or (iv) if mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth above, five (5) business days after being so mailed. Any notice or other communication given hereunder using any other means (including ordinary mail or electronic mail) shall not be deemed to have been duly given unless and until such notice or other communication actually is received by the individual for whom it is intended.

         15. Governing Law, Headings. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any conflicts of law, rule or principle that might require the application of the laws of another jurisdiction. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

         16. Transfer. Except as otherwise provided herein, and except as otherwise required under the various agreements between Holder and the Company, with respect to restrictions and rights to repurchase and to require transfers of this Warrant or any Shares acquired pursuant to the exercise of this Warrant, this Warrant and all rights hereunder are transferable, as to all or any part of the number of Shares purchasable upon its exercise, by the Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company. The Company shall deem and treat the registered Holder of this Warrant at any time as a "Holder" herein and as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of Shares transferred and to the transferor a Warrant covering the number of Shares not transferred.

         17. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder hereof.

Issued this 30th day of September, 2001.

                                    IMX PHARMACEUTICALS, INC.


                                    By:  /s/ William A. Forster
                                         ---------------------------
                                         Name: William A. Forster
                                         Title: Chairman & CEO

                               NOTICE OF EXERCISE



TO:      IMX Pharmaceuticals, Inc.



         1. The undersigned hereby elects to purchase __________ Shares of IMX Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant.

         2. Method of Exercise (Please mark the applicable blank):

         _____ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders payment in full for the purchase price of the Shares being purchased.

         _____ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1(b)(ii) of such Warrant.

         3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:


                                       Name:
                                                  ------------------------------


                                       Address:
                                                  ------------------------------


                                       Signature:
                                                  ------------------------------


                                       Title:


                                       Date: